Exhibit 10.2

FIRST SUPPLEMENT
TO THE AMENDED AND RESTATED
MASTER CREDIT AGREEMENT
(Restructured Term Loan)

THIS FIRST SUPPLEMENT TO THE AMENDED AND RESTATED MASTER CREDIT AGREEMENT (“First Supplement”) is made and entered into as of December 31, 2011, by and between NEDAK ETHANOL, LLC, a Nebraska limited liability company, and AGCOUNTRY FARM CREDIT SERVICES, FLCA, a federal land credit association organized under the Farm Credit Act of 1971, as amended.  This First Supplement supplements the Amended and Restated Master Credit Agreement between Lender and Borrower dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).

RECITALS:

A.           Borrower and Lender wish to restructure and re-document the loans and other credit facilities under the Master Credit Agreement dated February 14, 2007 and related Supplements between Borrower and Lender as successor by merger to Farm Credit Services of Grand Forks, FLCA.

B.           The terms applicable to the restructured loan are set forth in the Master Agreement and this First Supplement.

C.           Borrower and Lender acknowledge that the principal amount outstanding under the Original Credit Agreement, and the principal amount payable under this First Supplement and the Term Loan Note, is $33,105,272.00 (the “Term Loan”).

AGREEMENT:

1.           Definitions.  Capitalized terms used and not otherwise defined in this First Supplement have the meanings attributed to them below or in the Master Agreement.  Definitions in this First Supplement control over inconsistent definitions in the Master Agreement or the Original Credit Agreement, but only to the extent the defined terms apply to the Term Loan as modified under this First Supplement.  Definitions set forth in the Master Agreement control for all other purposes.  As used in this First Supplement, the following terms have the following meanings:

“Closing Date” means December 31, 2011, for purposes of this First Supplement.

“LIBOR” means the one month London interbank rate reported on the tenth day of the month by the Wall Street Journal from time to time in its daily listing of money rates, defined therein as “the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks.”  If a one month LIBOR rate is not reported on the tenth day of such month, the one month LIBOR rate reported on the first Business Day preceding the tenth day of such month will be used.  If this index is no longer available, Lender will select a new index which is based on comparable information.

“Margin” means five and one-half percentage points (5.50%) (550 basis points).

“Quarterly Cash Sweep” has the meaning set forth in Section 4 of this First Supplement.

“Term Loan” has the meaning set forth in Recital C.

“Term Loan Maturity Date” means the earlier of (a) February 1, 2018, and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

“Term Loan Note” means the Amended and Restated Term Loan Note made by Borrower payable to the order of Lender, dated the date hereof, in the original principal amount of $42,500,000.

“Variable Rate” has the meaning set forth in Section 6 of this First Supplement.

2.           Effect of First Supplement.  This First Supplement supplements the Master Agreement, and along with the Master Agreement, sets forth the terms and conditions applicable to the Term Loan.

3.           Conditions Precedent.  Lender will have no obligation under this First Supplement until each of the following conditions precedent is satisfied or waived in accordance with Section 8.02 of the Master Agreement:

(a)
Lender has received all fees and other amounts due and payable on or prior to the date hereof, including the fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender; provided, that to the extent any of the fees and amounts contemplated pursuant to this Section 3(a) include amounts payable by Borrower pursuant to Sections 2.02(a) and 8.16 of the Master Agreement, such amounts shall not be duplicative and shall not exceed the amounts set forth in Sections 2.02(a) and 8.16 of the Master Agreement;

(b)	Lender has received Borrower’s counterpart of this First Supplement and the Term Loan Note duly executed and delivered by Borrower;

(c)
Lender has received Borrower’s counterparts of the Master Agreement and all Loan Documents contemplated thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, opinion letters, and documents as Lender may require;

(d)	the representations and warranties set forth in the Master Agreement are true and correct in all material respects as of the date hereof; and

(e)	all conditions precedent in the Master Agreement and each other Loan Document have been satisfied or waived in accordance with Section 8.02(b) of the Master Agreement.

4.           Repayment.  Borrower will pay to Lender on the first day of each month equal principal payments of $356,164.40 plus accrued interest.  In addition, within 30 days following the last day of the first, second, and third calendar quarters beginning with the quarter ending on September 30, 2012, Lender shall make a 100% cash flow sweep of Borrower’s operating cash balances in excess of $3,600,000, if any, as of the last day of such quarter (the “Quarterly Cash Sweep”), and Lender shall apply and make payments of such Quarterly Cash Sweep as follows: (a) 50% of the Quarterly Cash Sweep shall be applied by Lender to the principal balance of the Term Loan, (b) 25% of the Quarterly Cash Sweep shall be paid to the TIF Lender to be applied to the principal balance of the obligations owing from Borrower to the TIF Lender and (c) 25% of the Quarterly Cash Sweep shall be released to or otherwise become unrestricted cash available to Borrower for Capital Expenditures approved by Lender pursuant to Section 5.03 of the Master Agreement.  The calculation of Borrower’s operating cash balances shall be determined after giving full effect to Borrower’s payment of any accrued interest or real estate taxes to the TIF Lender or amounts on account thereof to be escrowed by Borrower as authorized by Lender, payment of any other Taxes owing by Borrower and any Tax Distributions declared, made, paid or otherwise owing by Borrower under the Operating Agreement.  All remaining principal and accrued and unpaid interest outstanding on the Term Loan is due and payable on the Term Loan Maturity Date.

5.           Restricted Cash.  Lender hereby agrees that Borrower’s restricted cash account held by Lender shall be converted to unrestricted cash for application to the Obligations, including to the payment under Section 2.02(a) of the Master Agreement.

6.           Interest.  Interest on the Term Loan will accrue at an annualized variable interest rate equal to LIBOR plus the Margin (the “Variable Rate”); provided, the Variable Rate will at no time be less than 6.00% or more than 8.00%.  At any time after September 30, 2012, so long as no Default or Event of Default has occurred, Borrower may request that Lender fix the interest rate applicable to the Loan.  Subject to the consent of 100% of the Participants, Lender will provide fixed rate options then available, and will fix the rate at such fixed rate selected by Borrower.

7.           Term Loan Note.  The Term Loan will be evidenced by Borrower’s Term Loan Note and repaid in accordance with this First Supplement and the Term Loan Note.

8.           Prepayment.  So long as the Term Loan is subject to the Variable Rate, Borrower may prepay the Term Loan at any time without penalty.  The terms applicable to any fixed rate offered by Lender pursuant to Borrower’s request under Section 6 hereof may include “make whole” breakage costs for prepayment which will be disclosed to Borrower prior to Borrower’s election of a fixed rate pursuant to Section 6 hereof.

9.           Lender Waiver of Existing Defaults.  Subject to the terms and conditions of the Master Agreement and this First Supplement, Lender hereby waives all defaults that have occurred, are continuing and constitute Events of Default under the Original Credit Agreement and the Original Note as of the date of this First Supplement (the “Existing Defaults”).  Except for the waiver of the Existing Defaults, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by

Borrower or waive any Event of Default arising after the date of this First Supplement under or pursuant to the Original Credit Agreement and the Original Note.

10.           Lender Acknowledgement.  Lender hereby acknowledges that it has received executed copies of that certain Loan Agreement between Borrower and Arbor Bank, a Nebraska banking corporation (“Arbor Bank”) dated as of June 19, 2007 (as amended by that certain First Amendment to Loan Agreement made and entered into effective as of December 31, 2011; collectively, the “Arbor Bank Loan Agreement”) together with all Loan Documents (which, solely for the purpose of this Section 10 has the meaning defined in the Arbor Bank Loan Agreement).  Lender has reviewed the Loan Agreement, the Amended and Restated Promissory Note contemplated by the Loan Agreement and all other Loan Documents, and Lender hereby consents to Borrower’s execution, delivery and performance thereunder with the intent that  Borrower’s performance under any of the foregoing pursuant to or in accordance with the terms thereof shall not, in and of itself, constitute an Event of Default under the Master Agreement or this First Supplement.

11.           Counterparts.  This document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same document.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this First Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:

NEDAK ETHANOL, LLC

By:	/s/ Jerome Fagerland
Name:	Jerome Fagerland
Title:	President and General Manager

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, FLCA

By:	/s/ Randolph L. Aberle
Name:	Randolph L. Aberle
Title:	Vice President

SIGNATURE PAGE TO FIRST SUPPLEMENT TO THE
AMENDED AND RESTATED MASTER CREDIT AGREEMENT